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                                                                Exhibit 23.3
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Mercantile Bancorporation, Inc. on Form S-4 of our report dated March 6, 1996, on the consolidated financial statements of Horizon Bancorp, Inc. as of December 31, 1995 and 1994, and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus



                                      /s/ Deloitte & Touche LLP


Little Rock, Arkansas
November 24, 1997